EXHIBIT 99.1

First Advantage Bancorp Reports Higher Third Quarter 2008 Adjusted Net Income (Net of Other-Than-Temporary Impairment Charges and Investment Losses) and Strong Asset Quality; Subsidiary Bank Continues to be 'Well Capitalized'

CLARKSVILLE, Tenn., Nov. 13, 2008 (GLOBE NEWSWIRE) -- First Advantage Bancorp (the "Company") (Nasdaq:FABK), the holding company for First Federal Savings Bank (the "Bank"), today announced its results of operations for the three and nine months ended September 30, 2008. As anticipated in its September 12, 2008 press release, write-downs for other-than-temporarily impaired ("OTTI") charges for certain investment securities classified as available-for-sale and losses on the sale of Federal National Mortgage Association ("Fannie Mae") perpetual preferred securities adversely impacted results for the third quarter and year-to-date of 2008. Excluding the effect of these investment losses and the OTTI charges, adjusted net income would have been approximately $468,000 and $1.6 million for the three and nine months ended September 30, 2008, respectively. Adjusted basic and diluted earnings per share for the three months ended September 30, 2008 would have been approximately $0.10. Adjusted basic and diluted earnings per share for the nine months ended September 30, 2008 would have been approximately $0.34. (See reconciliation of net income and earnings per share to adjusted net income and adjusted earnings per share, both non-GAAP measures, later in this release.) On a GAAP-reported basis, the Company's net loss for the three months ended September 30, 2008, was $9.5 million compared to net income of $241,000 for the same period in 2007. For the nine months ended September 30, 2008, the net loss was $8.4 million compared to net income of $215,000 for the nine months ended September 30, 2007. Basic and diluted earnings per share for the three months ended September 30, 2008 amounted to $(2.04). Basic and diluted earnings per share for the nine months ended September 30, 2008 amounted to $(1.77).

The results reported for the third quarter and year-to-date of 2007 reflect the operations of the Bank only, which completed its conversion from the mutual to the stock form of organization on November 29, 2007. Due to the completion of the Bank's conversion and the Company's related initial public stock offering on November 29, 2007, per share data is not available for the three- and nine-month periods ended September 30, 2007.

"We are very disappointed that the Government's action to take over Freddie Mac and Fannie Mae resulted in losses for the banks that held investments in preferred equity securities issued by those government sponsored agencies," stated Earl O. Bradley, III, Chief Executive Officer of the Company. "We were one of over 30% of banks in the country that were negatively impacted by this action. On a positive note, despite these losses and the OTTI charges, First Federal Savings Bank remains 'well capitalized' by regulatory standards and, maintains the highest capital ratio of any FDIC insured financial institution in our local market. Our Tier 1 Capital ratio at September 30, 2008 was 13.1% and our total risk-based capital ratio was 22.8%. Additionally, First Advantage Bancorp has approximately $25.0 million in capital which is not included in the Bank's capital ratios. First Advantage Bancorp's common shareholders equity to total assets ratio was 20.8% at September 30, 2008."

Mr. Bradley continued, "While many banks are facing capital shortfalls and asset quality problems, the Bank remains poised and well position to take advantage of future growth opportunities. Fortunately, our local economy has not deteriorated to the extent of the national economy and at a time when many other banks are experiencing difficulties due to the constraints of the credit markets, we, as a well established community bank, are continuing to make quality loans and grow deposits. Also, as previously announced in our September 12th press release, we have applied to the Office of Thrift Supervision ('OTS') for relief under the one year moratorium in order to begin repurchase of our common stock. To date, the OTS has not ruled on our application; however, the one year moratorium will end on November 30, 2008."

Dividend Declared

As previously announced, the Board of Directors of the Company, at its September 17, 2008 meeting, declared its first quarterly dividend of $0.05 per common share. The dividend is payable on or about November 17, 2008 to stockholders of record as of the close of business on October 30, 2008.

Other-Than-Temporary Impairment of Investment Securities

During the third quarter of 2008 the estimated fair value of our investment grade perpetual callable securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") and Fannie Mae declined significantly. On September 7, 2008, the U.S. Treasury announced a plan to place Freddie Mac and Fannie Mae under conservatorship and that dividend and debt service for these securities had been suspended. Additionally, the Company holds pooled trust preferred securities ("PreTSLs") which consisted primarily of pooled trust preferred debt of financial institutions. During the third quarter of 2008 these securities were placed on negative credit watch and two of the holdings were downgraded by the rating agencies. Additionally, deferrals and defaults increased significantly during this time period. Consequently, as previously announced, due to the events which occurred during the third quarter of 2008, the general turmoil in the banking industry, and other factors, management determined that these investments were other-than-temporarily impaired.

During the three and nine months ended September 30, 2008, we recognized $8.4 million after-tax ($13.6 million pre-tax) of investment write-downs. In September 2008, we recorded OTTI charges of $6.0 million after-tax ($9.8 million pre-tax) for our investment grade perpetual callable preferred securities issued by Freddie Mac and Fannie Mae, and we recorded impairment charges of $2.4 million after-tax ($3.8 million pre-tax) for our PreTSLs. These securities are treated as capital for tax purposes. At September 30, 2008, we had adequate capital gains available in prior and subsequent periods to offset the OTTI charges. There were no OTTI write-downs during the first nine months of 2007. We also recorded $1.6 million after-tax ($2.6 million pre-tax) in realized losses from the sale of Fannie Mae perpetual preferred stock during the third quarter of 2008.

Balance Sheet Review - Annualized

Total assets increased $73.9 million to $327.3 million reflecting annualized growth of 39.0% during the nine months ended September 30, 2008 compared to December 31, 2007. Total loans increased $48.1 million to $165.6 million as of September 30, 2008 reflecting annualized growth of 54.8% during the first nine months of 2008. Total deposits increased $2.6 million to $172.5 million as of September 30, 2008, resulting in an annualized growth rate of 2.1% during the nine month period ended September 30, 2008 compared to December 31, 2007. Total equity decreased $11.3 million to $68.2 million reflecting an annualized reduction of 19.0% during the nine months ended September 30, 2008.

The Bank does not have, nor has it had, any sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in its loan portfolios.

Asset Quality

The allowance for loan losses at September 30, 2008 was $2.0 million, or 1.23% of total loans, compared to $1.5 million, or 1.29% of total loans at December 31, 2007. Nonperforming loans at September 30, 2008 were $808,000, or 0.49% of total loans, compared to $836,000, or 0.71% of total loans at December 31, 2007.

The provision for loan losses increased to $193,000 for the three months ended September 30, 2008 compared to a credit to the provision for loan losses of $410,000 for the same period in 2007. For the nine months ended September 30, 2008, the provision for loan losses increased to $550,000 compared to a credit to the provision for loan losses of $378,000 for the nine months ended September 30, 2007.

Results of Operations

Net interest income for the three months ended September 30, 2008 was $2.8 million, up 61.3% from the third quarter of 2007. The net interest margin for the three months ended September 30, 2008 was 3.58%, up 21 basis points from the third quarter of 2007. Net interest income for the first nine months of 2008 was $8.0 million, up 53.4% from the first nine months of 2007. The net interest margin for the nine months ended September 30, 2008 was 3.67%, up 25 basis points from the first nine months of 2007.

Non-interest income for the quarter ended September 30, 2008 was a loss of $15.6 million compared to non-interest income of $582,000 for the quarter ended September 30, 2007. Non-interest income for the nine months ended September 30, 2008 was a loss of $14.2 million compared to non-interest income of $1.7 million for the same period of 2007. The primary factor contributing to the loss position of non-interest income for the three- and nine-months ended September 30, 2008 were the OTTI charges and the realized losses related to sales of investment securities.

Non-interest expense increased $271,000 to $2.6 million for the three months ended September 30, 2008 from $2.4 million for the comparable period in 2007. For the nine months ended September 30, 2008, non-interest expense increased $705,000 to $7.7 million from $7.0 million for the same period in 2007. The majority of the increase in non-interest expense for the three- and nine-month periods ended September 2008 can be attributed to expenses related to stock options and restricted stock awards granted under the Company's 2008 Equity Incentive Plan during the third quarter of 2008 and the costs related to doing business as a public company.

For further discussion of these results, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on or about November 12, 2008.

About First Advantage Bancorp

Founded in 1953, First Federal Savings Bank, a wholly-owned subsidiary of First Advantage Bancorp, is a federally chartered savings bank headquartered in Clarksville, Tennessee. The Bank operates as a community-oriented financial institution, with four full-service offices and one limited service office in Montgomery County, Tennessee which is approximately 40 miles northwest of Nashville near the Kentucky border. First Federal Savings Bank offers a full range of retail and commercial financial services. The Bank's website address is www.firstfederalsb.com. First Advantage Bancorp stock trades on the Nasdaq Global Market under the symbol "FABK."

Forward-Looking Statements

Certain statements contained herein are forward-looking statements that are based on assumptions and may describe future plans, strategies, and expectations of First Advantage Bancorp. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in First Federal Savings Bank's market area, changes in real estate market values in First Federal Savings Bank's market area, changes in relevant accounting principles and guidelines and the inability of third party service providers to perform. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

                     First Advantage Bancorp
 Unaudited Reconciliation of Net Income to Adjusted Net Income
            (In thousands, except per share amounts)

                                 Three Months Ended Nine Months Ended
                                    September 30     September 30
                                    2008     2007     2008     2007
                                  ----------------  ----------------

 Net income (loss)
  as reported                     $(9,532) $   241  $(8,394) $   215

 Impairment loss on
  securities, net
  of tax benefit                    8,400       --    8,400       --
 Loss on sale of
  securities, net
  of tax benefit                    1,600       --    1,600       --
                                  -------  -------  -------  -------
 Adjusted earnings                $   468  $   241  $ 1,606  $   215
                                  =======  =======  =======  =======
 Basic earnings per
  common share
  as reported                     $ (2.04)     N/A  $ (1.77)     N/A
 Impairment loss
  on securities,
  after tax                          1.80      N/A     1.77      N/A
 Loss on sale of
  securities,
  after tax                          0.34      N/A     0.34      N/A
                                  -------  -------  -------  -------
 Adjusted basic
  earnings per
  common share                    $  0.10      N/A  $  0.34      N/A
                                  =======  =======  =======  =======

 Diluted earnings
  per common share
  as reported                     $ (2.04)     N/A  $ (1.77)     N/A
 Impairment loss
  on securities,
  after tax                          1.80      N/A     1.77      N/A
 Loss on sale of
  securities,
  after tax                          0.34      N/A     0.34      N/A
                                  -------  -------  -------  -------
 Adjusted diluted
  earnings per
  common share                    $  0.10      N/A  $  0.34      N/A
                                  =======  =======  =======  =======

Net income and basic and diluted earnings per share are presented in accordance with generally accepted accounting principles (GAAP). Adjusted net income and adjusted basic and diluted earnings per share are non-GAAP financial measures. We utilize non-GAAP calculations of net income and basic and diluted earnings per share that are adjusted in the manner presented as an additional measure to aid in understanding and analyzing our financial results for the three and nine months ended September 30, 2008. Specifically, we believe that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures allow for a better evaluation and transparency of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures of net income and basic and diluted earnings per share is that the GAAP accounting effects do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, we believe that both GAAP measures of net income and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

                      FIRST ADVANTAGE BANCORP
                      SELECTED FINANCIAL DATA
                 (Unaudited-Dollars in thousands)

                       Three Months Ended  Nine Months Ended Year-End
                          September 30       September 30     Dec. 31,
 SELECTED FINANCIAL    ------------------ ------------------ --------
  CONDITION DATA:         2008     2007      2008     2007     2007

 END OF PERIOD
  BALANCES
   Assets                                 $ 327,304 $219,034 $253,403
   Available-for-sale
    Securities,
    at fair value                           132,899   93,077  112,817
   Loans, gross                             165,617  103,787  117,469
   Allowance for
    Loan Losses                               2,039    1,469    1,510
   Deposits                                 172,486  182,182  169,854
   FHLB Advances and
    Other Borrowings                         83,316       --      891
   Common
    Shareholders'
    Equity                                   68,181   33,121   79,505

 AVERAGE BALANCES
   Assets              $ 329,443 $218,408 $ 305,129 $215,713 $220,501
   Earning Assets        313,724  206,479   291,609  204,318  209,895
   Investment
    securities           147,093   92,628   139,410   91,917   94,586
   Other investments       7,404    7,628     8,366    9,777   10,474
   Loans, gross          159,227  106,223   143,833  102,624  104,835
   Deposits              169,453  181,570   166,093  179,353  180,680
   FHLB Advances and
    Other Borrowings      81,532      778    57,755      395      736
   Common
    Shareholders'
    Equity                75,564   32,290    78,528   32,397   36,753

 SELECTED OPERATING
  RESULTS:
   Interest and
    Dividend Income    $   4,625 $  3,307 $  12,846 $  9,710 $ 13,253
   Interest Expense        1,799    1,555     4,835    4,489    6,016
                       --------- -------- --------- -------- --------
   Net Interest Income     2,826    1,752     8,011    5,221    7,237
   Provision (Credit)
    for Loan Losses          193     (410)      550     (378)    (364)
                       --------- -------- --------- -------- --------
   Net Interest Income
    After Provision
    (Credit) for
    Loan Losses            2,633    2,162     7,461    5,599    7,601
   Noninterest Income    (15,618)     582   (14,228)   1,667    1,987
   Noninterest Expense     2,637    2,366     7,702    6,997   10,060
                       --------- -------- --------- -------- --------
   Income (Loss)
    Before Income
    Tax Expense
    (Benefit)            (15,622)     378   (14,469)     269     (472)
   Income Tax Expense
    (Benefit)             (6,090)     137    (6,075)      54     (217)
                       --------- -------- --------- -------- --------
   Net Income (Loss)   $  (9,532)$    241 $  (8,394)$    215 $   (255)
                       ========= ======== ========= ======== ========
   Basic earnings
    per common share   $   (2.04)     N/A     (1.77)     N/A      N/A
   Diluted earnings
    per common share       (2.04)     N/A     (1.77)     N/A      N/A
   Dividends declared
    per common share        0.05      N/A      0.05      N/A      N/A
   Book Value Per
    Common Share           14.90      N/A     14.90      N/A      N/A
   Common shares
    outstanding        4,575,811      N/A 4,575,811      N/A      N/A
   Average shares
    outstanding        4,677,316      N/A 4,734,131      N/A      N/A
   Average diluted
    shares
    outstanding        4,677,316      N/A 4,734,131      N/A      N/A

 SELECTED ASSET
  QUALITY
   Net Charge-offs     $      14 $    129 $      21 $    178 $    151
   Classified Assets                          2,095    4,225    1,962
   Nonperforming Assets                         808      707      836
   Total nonperforming
    loans to
    total loans                                0.49%    0.69%    0.71%
   Total nonperforming
    loans to
    total assets                               0.25%    0.32%    0.33%
   Total nonperforming
    assets to
    total assets                               0.25%    0.32%    0.33%

 SELECTED RATIOS
  (quarterly and
  year-to-date rates
  annualized)
   Return on Average
    Assets                (11.51)%   0.44%    (3.67)%   0.13%   (0.12)%
   Return on Average
    Common
    Shareholders'
    Equity                (50.18)%   2.97%   (14.28)%   0.89%   (0.69)%
   Average Common
    Shareholders'
    Equity to Average
    Assets                 22.94%   14.78%    25.74%   15.02%   16.67%
   Net Interest Margin      3.58%    3.37%     3.67%    3.42%    3.45%

CONTACT:  First Advantage Bancorp
          Earl O. Bradley, III
            931-552-6176
          Patrick C. Greenwell
            931-552-6176